Exhibit 99.1

PETVIVO HOLDINGS, INC. ANNOUCES PLAN FOR NEW MANUFACTURING FACILITY

MINNEAPOLIS, January 12, 2023 — PetVivo Holdings, Inc. (NASDAQ: PETV & PETVW) (“PetVivo”) an emerging biomedical device company focused on the commercialization of innovative medical devices and therapeutics for companion animals today announced it has entered into a lease agreement for approximately 14,000 sq. ft. of production and warehouse space located in Edina, Minnesota. This new facility will include multiple clean rooms for large-scale production of Spryng™ with OsteoCushion™ Technology, as well as other medical devices and therapeutics in the PetVivo product pipeline. The Company plans to move all of its production to this facility beginning in August 2023.

“Moving ahead with this manufacturing facility represents a significant commitment in bringing our life changing product Spryng™ to horses and small animals suffering from lameness throughout the world,” said John Lai, Chief Executive Officer for PetVivo Holdings, Inc. ““Expanding our manufacturing footprint provides us the with the production capacity to meet our growth objectives for Spryng™ and other medical devices and therapeutics of tomorrow.”

Spryng™ is an injectable veterinary medical device comprised of millions of micronized extracellular matrices, which are derived from natural components, including collagen and elastin. OsteoCushion™ Technology provides both reinforcing natural joint support to augment and/or reinforce missing and damaged cartilage, as well as delivers natural scaffolding to help address tissue defects. These attributes offer a great solution to manage lameness and joint afflictions, such as osteoarthritis, for companion animals in a simple in-clinic administration.

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (NASDAQ: PETV & PETVW) is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a robust pipeline of products at various stages of development and/or commercialization for the treatment of animals and people. A portfolio of nineteen patents protects the Company’s biomaterials, products, production processes and methods of use. The Company’s lead product SPRYNG™ with OsteoCushion™ technology, a veterinarian-administered, intraarticular injection for the management of lameness and other joint related afflictions, including osteoarthritis, in dogs and horses, is currently available for commercial sale.

For more information about PetVivo Holdings, Inc. and our lead product, Spryng™ with OsteoCushion™ Technology, please contact info1@petvivo.com or visit https://petvivo.com/

CONTACT:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

Forward-Looking Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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